                           SWIFTNET RESELLER AGREEMENT

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This International Telecommunications Reseller Services Agreement "the
Agreement", is entered into between Swiftnet Limited "Swiftnet" registered office situate at Britannia House 958/964 High Road London N12 9RY and Voicenet
Limited Registered office situate at 58-60 Berners Street, London W1P 4JS "the reseller " or "Voicenet" on 11th day of April 2000.
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1. Definitions

In this agreement the subsequent terms words and phrases shall have the following meaning:

"Act" shall mean the Telecommunications Act 1984.

"Carrier" shall mean either Swiftnet and or any other telephone company that is capable of carrying the traffic volume over the relevant telephone networks in order to accomplish the services as described in Schedule 1 to this agreement.

"Commencement Date" shall mean the date on which the customer accepts/receives supply of the services from the Reseller

"Commencement" shall mean the start of the service from the reseller

"Contract Date" shall mean the date on which the Reseller accepts supply of the service from Swiftnet

"Customer" shall mean any individual and or corporate body limited and or unlimited and or partnership and or joint venture and or any other association of individuals with or without corporate bodies to whom the Reseller shall supply the services

"Relevant Service Order" shall mean that order submitted to Swiftnet by the reseller indicating the services required by the customer in accordance with clause 6

"Reseller Contract" shall mean the agreement for supply of services between the reseller and the any customers

"Services" shall mean the specified telecommunications services supplied by
Swiftnet as described in the relevant service order.

"Termination" shall mean the cessation of the services supplied by Swiftnet to the Reseller.

"Traffic Volume" shall mean the expected volume of chargeable minutes that
Swiftnet and or any other carrier will carry over the network of the relevant carriers for the Reseller.

1.2 Unless otherwise specified in this agreement the singular includes the plural and vice versa.

1.3 All references to the male gender shall include and be applicable to the female gender

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2 Services

2.1 The reseller is and will be entitled to sell to the customers the services from the date of this agreement until termination thereof in accordance with the terms of this agreement

2.2 The services to be sold to a customer are to be submitted to Swiftnet on a service order via Email facsimile or post.

2.3 Swiftnet reserves the right to use any carrier and or subcontractor to perform some or all of its obligations and or duties hereunder.

2.4 Swiftnet will revise the reseller's price list subject to movements of rates in the market place and its own suppliers.

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3 Term

3.1 This agreement shall commence from the date of signature of both Swiftnet and the reseller on this agreement and the signature of the reseller's managers/directors on the personal guaranty agreements and shall be for an initial period of no less than 90 days.

3.2 This agreement will continue unless and until either Swiftnet or the reseller terminates this agreement in accordance with clause 9 and its subsections

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4 Swiftnet Responsibilities

4.1 Swiftnet agrees to provide the reseller with such technical information that will enable the reseller to promote the services.

4.2 To provide the Reseller with the following reports:

     i. Billing Files (Comma Delimited) by email

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5 Reseller's Responsibilities

5.1 The reseller will use its best endeavors to promote the services of Swiftnet

5.2 The reseller will not refer directly or indirectly to Swiftnet or use any of
Swiftnet's trade names or literature or hold it out to be in any way connected to Swiftnet

5.3. Further responsibilities are described in Section 12 below.

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6 Service Orders

6.1 The reseller must ensure that prior to the submission of a relevant service order that the customer is situated in a geographical location where services can be both supplied and received

6.2 The reseller is to submit all relevant service orders to Swiftnet either by email or facsimile or such other method as agreed between Swiftnet and the reseller

6.3 Swiftnet will process the relevant service orders in accordance with its usual operating procedures and will inform the reseller within twelve hours if there is any reason why it cannot supply the relevant service order

6.4 If either Swiftnet and or the reseller can determine that the services are being used for fraudulent purposes, then either Swiftnet enable termination of the service to the customer and or the reseller may request that Swiftnet ensure termination of the services

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7 Payment

7.1 The reseller  must pay Swiftnet the charges  referred to within 30 days from invoice or supply of CDR's (the later) for the services.

7.2 All sums referred to in this  agreement and schedules  thereto are exclusive of Value Added Tax which will added at the ruling rate  together  with any other taxes that from time to time may be introduced

7.3 If the reseller wishes to dispute any invoice from Swiftnet then the following will apply:

     a.   The Reseller must contact Swiftnet in writing within 14 days of the invoice received date and the reseller must pay any undisputed amount by the relevant due date

     b.   Swiftnet will use its best endeavours to resolve any invoice dispute within 7 days of the reseller contacting Swiftnet

     c.   On resolution of any invoice dispute either a credit note will be issued by Swiftnet if the reseller's dispute is proved or full payment of the outstanding sum to be made to Swiftnet within 3 days of resolution

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8 Service Charges

8.1 Swiftnet may at any time decrease charges without notice but will notify the reseller of any decrease as soon as reasonably practicable

8.2 Swiftnet may increase the charges by giving the reseller 30 days written notice If any prospective change in service charges would have resulted in the majority of the reseller's customers paying more for the services during the preceding 90 days the reseller may terminate this agreement by giving Swiftnet
90 days written notice however if the increased charges are occasioned by changes in regulatory rules that would affect all carriers and or telecommunications operators the reseller may not terminate this agreement

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9 Termination

9.1 Swiftnet may either under this agreement or at law and without prejudice to any other rights or remedies terminate this agreement immediately by serving written notice on the reseller if:

     a.   the reseller becomes Insolvent; or

     b.   the reseller fails to make any payment when due under this agreement after having received 7 days written notice so to do from Swiftnet

9.2 The reseller may terminate this agreement immediately by serving written notice on Switnet if:

     a.   Swiftnet becomes Insolvent; or

     b.   Swiftnet's license is revoked or altered so that it is not permitted by law to provide the services

9.3. Both Swiftnet and the reseller may terminate this agreement by giving 60 days notice.

9.4. Upon termination all sums owed by the reseller to Swiftnet must be paid, regardless of payment schedule.

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10 Force Majeure

10.1 Notwithstanding anything herein to the contrary neither Party shall be liable for any delay or failure in performance of any part of this agreement
(other than the payment obligations as set out in clause 7 and subsections thereof) to the extent that such delay or failure is attributable to a Force
Majeure Event. Any such delay or failure shall suspend the agreement until the
Force Majeure Event ceases and the contract term of any service affected by such
Force Majeure Event shall be extended by the length of the said suspension

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11 Notices

11.1 All notices required or authorized to be delivered by one Party to the other under this agreement shall be delivered by prepaid first class post or by facsimile to the registered office of the relevant Party

11.2 Notice given in accordance with clause 11.1 will have deemed to be received in the absence of evidence of earlier receipt:

          a.   if sent by prepaid first class post three days after the date of posting

          b.   if sent by facsimile on the next working day following
               transmission

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12. Special arrangement for Voicenet Platform PC.

12.1. Swiftnet will allow Voicenet to put its platform (two PC's) in Swiftnet's computer room under the following conditions:

12.1.1 Voicenet will pay all invoices to Swiftnet that will not be less then ten thousand pounds (UK) a month. The ten thousand pounds minimum payment will commence from November 2000. Until November 2000 the following schedule will apply:

                  May, 2000: Not less then 1000 Pounds
                  June, 2000: Not less then 2000 Pounds
                  July, 2000: Not less then 3000 Pounds
                  August, 2000: Not less then 4000 Pounds
                  September, 2000: Not less then 6000 Pounds
                  October, 2000: Not less then 8000 Pounds

In the event that Voicenet does not reach the minimum requirement it could either:

          a.   Remove the platform from Swiftnet premises after paying all debt to Swiftnet.

          b.   Pay the minimum amount even if the invoices at that month did not reach that sum. For example, if Voicenet invoice for August 2000 is 3200 pounds it will need to pay that sum and an additional 800 pounds in order to keep the platform at Swiftnet premises.  If
               Voicenet invoice for August 2000 is 7800 Pounds it will need to pay 7800 (seven thousand and eight hundred pounds) in order to keep the platform at Swiftnet premises.

12.1.2.  Swiftnet may turn off the platform in the event of  non-payment  of any undisputed  (in  accordance  with  paragraph 7.3) invoices that are more then 60 days old.  Swiftnet will hand over the platform to Voicenet only after all debts to Swiftnet are paid.

12.2. Voicenet will access its platform in two ways:

          a.   Remote access (access that is not physical).

          b.   Physical access at Swiftnet's normal working hours (7.00 AM to
               11.00 PM, Monday to Friday.  Not including holydays and other non-working days).  Swiftnet may change its working hours. Visits at other times (for emergency purposes) will be allowed and coordinated via Swiftnet hotline (open 24 Hours).

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13 Relationship

13.1 Nothing in this agreement creates a relationship of employer and employee principal and agent partnership or joint venture between Swiftnet and the reseller

This agreement comprises all Schedules attached and sets out the whole agreement between the parties in relation to the sale of services by Swiftnet to Voicenet
Limited and may only be varied in writing signed by each party.

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This agreement is personally guaranteed by Voicenet managers/directors (a separate guarantee agreement will also be signed prior to commencement).

Signed for and on behalf of Swiftnet:       Name................................

Title: ...................... Signature: ..................... date.............

Signed for and on behalf of the Reseller:   Name................................

Title: ...................... Signature: ..................... date.............